Exhibit 99.1
Press Release
For Immediate Release

Contact:	Christopher D. Myers
President and CEO
(909) 980-4030
CVB Financial Corp. Reports Second Quarter Earnings
Ontario, CA, July 16, 2008- CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced the results for the second quarter of 2008.
Net Income
CVB Financial Corp. reported net income of $17.2 million for the second quarter ending June 30, 2008. This represents an increase of $1.2 million, or 7.51%, when compared with net earnings of $16.0 million for the second quarter of 2007. Diluted earnings per share were $0.21 for the second quarter of 2008. This was up $0.02, or 8.36%, from diluted earnings per share of $0.19 for the same period last year. The net income for the second quarter of 2008 includes a provision of $3.0 million for credit losses. There was no such provision in the second quarter of 2007. Had we not made a provision in the second quarter of 2008, our net income would have been $19.3 million, an increase of $3.3 million, or 21.13%, compared to the second quarter of 2007.
Net income for the second quarter of 2008 produced a return on beginning equity of 15.27%, a return on average equity of 14.85% and a return on average assets of 1.07%. The efficiency ratio for the second quarter was 56.06%, and operating expenses as a percentage of average assets were 1.90%.
Net income for the six months ending June 30, 2008 was $33.3 million. This represents an increase of $2.2 million, or 7.20%, when compared with net earnings of $31.1 million for the same period of 2007. Diluted earnings per share were $0.40. This was up $0.03, or 8.18%, from diluted earnings per share of $0.37 for the same period last year. The net income for the six months of 2008 includes a provision of $4.7 million for credit losses. There was no such provision in the first six months of 2007. Had we not made a provision in the first six months of 2008, our net income would have been $36.7 million, an increase of $5.6 million, or 18.16%, compared to the same period in 2007.

Net income for the six months ending June 30, 2008 produced a return on beginning equity of 15.78%, a return on average equity of 14.88% and a return on average assets of 1.06%. The efficiency ratio for the six-month period was 56.11%, and operating expenses as a percentage of average assets was 1.87%.
Net Interest Income and Net Interest Margin
Net interest income, after provision for credit losses, totaled $45.5 million for the second quarter of 2008. This represents an increase of $7.2 million, or 18.81%, from the $38.3 million for the same period of 2007. This increase resulted from an $11.0 million decrease in interest expense, offset by a $0.8 million decrease in interest income and a $3.0 million increase in the provision for credit losses. The decrease in interest income was primarily due to the decrease in interest rates, partially offset by the growth in average earning assets. The decrease in interest expense was due to the decrease in the cost of interest bearing deposits and borrowed funds, partially offset by the increase in average borrowed funds.
Net interest margin (tax equivalent) increased from 2.92% for the second quarter of 2007 to 3.43% for the second quarter of 2008. Total average earning asset yields decreased from 6.13% for the second quarter of 2007 to 5.69% for the second quarter of 2008. The cost of funds decreased from 4.21% for the second quarter of 2007 to 2.95% for the second quarter of 2008. The increase in net interest margin is due to the cost of interest-bearing liabilities decreasing faster than the decrease in yields on earning assets.
Net interest income totaled $87.9 million for the six months ending June 30, 2008. This represents an increase of $9.9 million, or 12.64%, from the net interest income of $78.0 million for the same period in 2007. This increase resulted from a $16.3 million decrease in interest expense, which was offset by a $1.7 million decrease in interest income and a $4.7 million increase in the provision for credit losses. Net interest income before the provision for credit losses increased $14.6 million, or 18.66%, for the first six months of 2008. The decrease in interest income was primarily due to the decrease in interest rates partially offset by the growth in average earning assets. The decrease in interest expense was due to the decreases in interest rates on deposits and borrowed funds partially offset by the increase in average borrowed funds.
The net interest margin (tax equivalent) increased from 2.97% for the first six months of 2007 to 3.34% for the first six months of 2008. Total average earning asset yields have decreased from 6.16% for the first six months of 2007 to 5.80% for the first six months of 2008. The cost of funds has decreased from 4.18% for the first six months of 2007 to 3.20% for the first six months of 2008.
Balance Sheet
The Company reported total assets of $6.45 billion at June 30, 2008. This represented an increase of $317.8 million, or 5.18%, over total assets of $6.14 billion as of June 30, 2007. Earning assets totaled $6.07 billion and were up $364.4 million, or 6.39%, when compared with earning assets of $5.70 billion as of June 30, 2007. Total deposits and customer repurchase agreements were $3.61 billion as of June 30, 2008. This represents a decrease of $152.0 million, or 4.04%, when compared with total deposits and customer repurchase agreements of $3.77 billion at June 30, 2007. Gross loans and leases totaled $3.52 billion at June 30, 2008. This represents an increase of $213.0 million, or 6.45%, when compared with gross loans and leases of $3.30 billion at June 30, 2007.
Investment Securities
Investment securities totaled $2.50 billion at June 30, 2008. This represents an increase of $153.5 million, or 6.55%, when compared with $2.34 billion in investment securities at June 30, 2007.
CitizensTrust
CitizensTrust has approximately $2.5 billion in assets under administration and $807 million in assets under management. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning. Income from CitizensTrust was $2.0 million in the current quarter, up $228,000 from the $1.7 million in the second quarter of 2007.
Loan and Lease Quality
The credit quality of the loan portfolio remains solid. The allowance for credit losses increased from $30.2 million as of June 30, 2007 to $37.3 million as of June 30, 2008. The increase was primarily due to the provision for credit losses of $4.0 million in the fourth quarter of 2007 and $4.7 million in the first six months of 2008. During the first six months of 2008, we had loan charge-offs totaling $685,000 and recoveries on previously charged off loans of $246,000. This resulted in net charge-offs of $439,000. By comparison, during the first six months of 2007, the Company had net charge-offs of $164,000, and no provision for credit losses. The allowance for credit losses was 1.06% and 0.92% of total loans and leases outstanding as of June 30, 2008 and 2007, respectively.
At December 31, 2007, we had $1.4 million in non-performing loans. As of March 31, 2008, we had $2.7 million in non-performing loans and we had $12.3 million in non-performing loans at June 30, 2008, or 0.35% of total loans. The non-performing loans consist of $9.8 million in residential construction and residential land loans, $1.7 million in single family mortgage loans, $0.5 million in commercial loans and $0.3 million in consumer loans. In addition, we had $1.1 million in Other Real Estate Owned. The OREO represents a foreclosed condominium project. The majority of the loan amount was charged-off in December 2007.
At December 31, 2007, we had loans delinquent 30 to 89 days of $2.2 million. This increased to $18.2 million at March 31, 2008 and decreased to $1.0 million at June 30, 2008. Of the March 31, 2008 delinquencies, $1.8 million became non-performing at June 30, 2008 and the remaining were brought current. As a percentage of total loans, delinquencies were 0.06% at December 31, 2007, 0.53% at March 31, 2008 and 0.03% at June 30, 2008.

Our construction loan portfolio totaled $333.3 million as of June 30, 2008. This represents 9.45% of our total loans outstanding at the end of the quarter. Of the $333.3 million, $120.2 million is for residential construction and residential land loans. This represents 36.07% of the construction loans outstanding, or 3.41% of our total loan portfolio. Of note, 32.26% of our construction loan portfolio is based in the Inland Empire.
Stock Repurchase Program
At the July 16, 2008 board meeting, the Board of Directors approved increasing the amount of shares in the Company’s repurchase program to 10 million shares. “Due to the tremendous amount of short selling in the financial services sector, the Board felt that it was appropriate to increase our capacity to repurchase our shares,” said Chris Myers, President and CEO.
Corporate Overview
CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 40 cities with 44 business financial centers and 3 commercial banking groups in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Citizens Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.
Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.
Safe Harbor
Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, the impact of changes in interest rates, a decline in economic conditions, adverse changes resulting from natural and manmade disasters, effects of government regulation and increased competition among financial services providers and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2007, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.
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CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands

	June 30,		December 31,
	2008	2007	2007
Assets:
Cash and due from banks	$110,966	$142,699	$89,486

Investment Securities available-for-sale	2,490,677	2,344,537	2,390,566
Investment Securities held-to-maturity	7,380	—	—
Federal funds sold and Interest-bearing balances due from depository institutions	475	3,070	475
Investment in stock of Federal Home Loan Bank (FHLB)	90,987	83,392	79,983
Loans and lease finance receivables	3,516,243	3,303,273	3,495,144
Less allowance for credit losses	(37,310)	(30,244)	(33,049)

Net loans and lease finance receivables	3,478,933	3,273,029	3,462,095

Total earning assets	6,068,452	5,704,028	5,933,119
Premises and equipment, net	45,206	46,391	46,855
Intangibles	12,815	8,944	14,611
Goodwill	55,097	60,357	55,167
Cash value of life insurance	105,644	101,222	103,400
Other assets	55,666	72,433	51,325

TOTAL	$6,453,846	$6,136,074	$6,293,963

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand Deposits (noninterest-bearing)	$1,281,838	$1,340,495	$1,295,959
Investment Checking	346,916	334,229	409,912
Savings/MMDA	861,337	912,001	868,123
Time Deposits	723,542	921,756	790,355

Total Deposits	3,213,633	3,508,481	3,364,349

Demand Note to U.S. Treasury	77	4,754	540
Customer Repurchase Agreements	400,306	257,475	336,309
Repurchase Agreements	250,000	250,000	250,000
Borrowings	1,994,850	1,561,000	1,753,500
Junior Subordinated Debentures	115,055	115,859	115,055
Other liabilities	45,731	43,621	49,262

Total Liabilities	6,019,652	5,741,190	5,869,015
Stockholders’ equity:
Stockholders’ equity	439,912	420,217	420,818
Accumulated other comprehensive income (loss), net of tax	(5,718)	(25,333)	4,130

	434,194	394,884	424,948

TOTAL	$6,453,846	$6,136,074	$6,293,963

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Assets:
Cash and due from banks	$100,568	$122,164	$104,223	$123,289
Investment securities available-for-sale	2,550,132	2,404,257	2,468,525	2,457,960
Investment securities held-to-maturity	7,463	—	6,790	—
Federal funds sold and Interest-bearing balances due from depository institutions	1,958	155	1,627	299
Investment in stock of Federal Home Loan Bank (FHLB)	89,043	81,657	86,880	80,852
Loans and lease finance receivables	3,438,189	3,145,131	3,410,981	3,102,396
Less allowance for credit losses	(35,635)	(27,856)	(34,770)	(27,788)

Net loans and lease finance receivables	3,402,554	3,117,275	3,376,211	3,074,608

Total earning assets	6,051,150	5,603,344	5,940,033	5,613,719
Premises and equipment, net	46,176	46,017	46,475	45,746
Intangibles	13,163	9,175	13,612	9,468
Goodwill	55,097	31,805	55,114	31,669
Cash value of life insurance	104,918	100,891	104,353	100,548
Other assets	75,019	87,686	72,492	86,842

TOTAL	$6,446,091	$6,001,082	$6,336,302	$6,011,281

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,248,113	$1,268,150	$1,236,720	$1,275,906
Interest-bearing	1,997,510	2,120,022	2,024,069	2,117,099

Total Deposits	3,245,623	3,388,172	3,260,789	3,393,005

Other borrowings	2,530,603	2,062,509	2,434,881	2,070,300
Junior Subordinated Debentures	115,055	108,501	115,055	108,376
Other liabilities	90,148	42,883	74,946	41,084

Total Liabilities	5,981,429	5,602,065	5,885,671	5,612,765
Stockholders’ equity:
Stockholders’ equity	442,203	407,000	437,234	409,043
Accumulated other comprehensive income (loss), net of tax	22,459	(7,983)	13,397	(10,527)

	464,662	399,017	450,631	398,516

TOTAL	$6,446,091	$6,001,082	$6,336,302	$6,011,281

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Interest Income:
Loans and leases, including fees	$52,211	$53,726	$106,257	$106,440
Investment securities:
Taxable	22,430	21,717	43,306	44,810
Tax-advantaged	7,111	7,305	14,299	14,536

Total investment income	29,541	29,022	57,605	59,346
Dividends from FHLB Stock	1,205	967	2,299	2,105
Federal funds sold & Interest-bearing CDs with other institutions	12	14	27	20

Total interest income	82,969	83,729	166,188	167,911
Interest Expense:
Deposits	8,537	17,928	20,816	35,086
Borrowings and junior subordinated debentures	25,949	27,518	52,760	54,778

Total interest expense	34,486	45,446	73,576	89,864

Net interest income before provision for credit losses	48,483	38,283	92,612	78,047
Provision for credit losses	3,000	—	4,700	—

Net interest income after provision for credit losses	45,483	38,283	87,912	78,047
Other Operating Income:
Service charges on deposit accounts	3,807	3,211	7,552	6,487
Trust and investment services	1,975	1,747	3,888	3,698
Gain on sale of investment securities	—	—	—	—
Other	2,920	2,638	5,403	5,309

Total other operating income	8,702	7,596	16,843	15,494
Other operating expenses:
Salaries and employee benefits	15,501	13,583	31,044	27,655
Occupancy	3,080	2,345	5,951	4,750
Equipment	2,019	1,815	3,668	3,550
Professional services	1,874	1,587	3,415	2,691
Amortization of intangible assets	898	588	1,796	1,177
Provision for unfunded commitments	1,000	—	1,250	—
Other	6,006	4,927	11,653	10,922

Total other operating expenses	30,378	24,845	58,777	50,745

Earnings before income taxes	23,807	21,034	45,978	42,796
Income taxes	6,655	5,080	12,642	11,700

Net earnings	$17,152	$15,954	$33,336	$31,096

Basic earnings per common share	$0.21	$0.19	$0.40	$0.37

Diluted earnings per common share	$0.21	$0.19	$0.40	$0.37

Cash dividends per common share	$0.085	$0.085	$0.17	$0.17

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Interest income — (Tax-Effected) (te)	$85,856	$86,184	$171,988	$172,796
Interest Expense	34,486	45,446	73,576	89,864

Net Interest income — (te)	$51,370	$40,738	$98,412	$82,932

Return on average assets	1.07%	1.07%	1.06%	1.04%
Return on average equity	14.85%	16.04%	14.88%	15.74%
Efficiency ratio	56.06%	54.15%	56.11%	54.25%
Net interest margin (te)	3.43%	2.92%	3.34%	2.97%

Weighted average shares outstanding
Basic	83,105,378	83,489,680	83,128,353	83,691,851
Diluted	83,478,290	84,143,533	83,456,005	84,213,269
Dividends declared	$7,058	$7,234	$14,151	$14,333
Dividend payout ratio	41.14%	45.34%	42.45%	46.09%

Number of shares outstanding-EOP	83,221,358	84,603,880
Book value per share	$5.22	$4.67

	June 30,
	2008	2007
Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$12,337	$806
Loans past due 90 days or more and still accruing interest	—	—
Restructured loans	—	—
Other real estate owned (OREO), net	1,137	—

Total non-performing assets	$13,474	$806

Percentage of non-performing assets to total loans outstanding and OREO	0.38%	0.02%

Percentage of non-performing assets to total assets	0.21%	0.01%

Non-performing assets to allowance for loan losses	36.11%	2.66%

Net Charge-off (Recovered) to Average loans	0.01%	0.01%

Allowance for Credit Losses:
Beginning Balance	$33,049	$27,737
Total Loans Charged-Off	(685)	(216)
Total Loans Recovered	246	52

Net Loans Recovered	(439)	(164)
Acqusition of First Coastal Bank	0	2,671
Provision Charged to Operating Expense	4,700	—

Allowance for Credit Losses at End of period	$37,310	$30,244

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands, except per share data)
(unaudited)
Quarterly Common Stock Price

	2008		2007		2006
Quarter End	High	Low	High	Low	High	Low
March 31,	$11.20	$8.45	$13.38	$11.42	$15.60	$14.71
June 30,	$12.10	$9.44	$12.40	$10.63	$15.59	$13.25
September 30,			$12.71	$9.51	$14.24	$12.83
December 31,			$11.97	$9.98	$14.13	$12.83
Quarterly Consolidated Statements of Earnings

	2Q	1Q	4Q	3Q	2Q
	2008	2008	2007	2007	2007
Interest income
Loans, including fees	$52,211	$54,046	$56,692	$58,677	$53,726
Investment securities and federal funds sold	30,758	29,173	28,794	29,203	30,003

	82,969	83,219	85,486	87,880	83,729

Interest expense
Deposits	8,537	12,278	15,766	18,445	17,928
Other borrowings	25,949	26,811	28,333	27,727	27,518

	34,486	39,089	44,099	46,172	45,446

Net interest income before provision for credit losses	48,483	44,130	41,387	41,708	38,283
Provision for credit losses	3,000	1,700	4,000	—	—

Net interest income after provision for credit losses	45,483	42,430	37,387	41,708	38,283

Non-interest income	8,702	8,140	7,968	7,863	7,596
Non-interest expenses	30,378	28,399	27,441	27,218	24,845

Earnings before income taxes	23,807	22,171	17,914	22,353	21,034
Income taxes	6,655	5,987	4,547	6,232	5,080

Net earnings	$17,152	$16,184	$13,367	$16,121	$15,954

Basic earning per common share	$0.21	$0.19	$0.16	$0.19	$0.19
Diluted earnings per common share	$0.21	$0.19	$0.16	$0.19	$0.19

Cash dividends per common share	$0.085	$0.085	$0.085	$0.085	$0.085

Dividends Declared	$7,058	$7,093	$7,069	$7,067	$7,234

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Distribution of Loan Portfolio

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Commercial and Industrial	$424,515	$386,274	$365,214	$345,697	$334,968
Real Estate:
Construction	333,303	318,549	308,354	307,506	310,390
Commercial Real Estate	1,851,123	1,822,610	1,805,946	1,775,812	1,768,539
SFR Mortgage	351,120	356,415	365,849	363,765	358,347
Consumer	57,380	57,554	58,999	62,979	64,083
Municipal lease finance receivables	163,459	153,270	156,646	143,399	143,316
Auto and equipment leases	53,121	54,795	58,505	58,958	55,151
Dairy and Livestock	293,133	254,156	387,488	265,806	280,114

Gross Loans	3,527,154	3,403,623	3,507,001	3,323,922	3,314,908
Less:
Deferred net loan fees	(10,911)	(11,431)	(11,857)	(12,173)	(11,635)
Allowance for credit losses	(37,310)	(34,711)	(33,049)	(30,428)	(30,244)

Net Loans	$3,478,933	$3,357,481	$3,462,095	$3,281,321	$3,273,029

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Non-Performing Assets & Delinquency Trends

	June 30,	March 31,	December 31,
	2008	2008	2007
Non-Performing Loans
Construction	$9,802	$1,535	$1,137
Commercial	551	19	—
Mortgage	1,672	1,153	298
Consumer	312	—	—

Total	$12,337	$2,707	$1,435

% of Total Loans	0.35%	0.08%	0.04%

Past Due 30+ Days
Construction	$—	$768	$—
Commercial	483	15,709	1,713
Mortgage	483	1,180	460
Consumer	—	533	26

Total	$966	$18,190	$2,199

% of Total Loans	0.03%	0.53%	0.06%

OREO
Construction	$1,137	$1,137	$—

Total	$1,137	$1,137	$—

Total Non-Performing, Past Due & OREO	$14,440	$22,034	$3,634

% of Total Loans	0.41%	0.65%	0.10%